Exhibit 99.1
West Reports Fourth-Quarter and Full-Year 2025 Results
– Strong 4Q results, driven by double-digit organic revenue growth in HVP Components –
– Introduces Fiscal 2026 Financial Guidance –

Exton, PA, February 12, 2026 – West Pharmaceutical Services, Inc. (NYSE: WST), a leading provider of innovative, high-quality injectable solutions and services, today reported its financial results for the fourth quarter and full year 2025.

Fourth-Quarter and Full-Year 2025 Summary (comparisons to prior-year period)
•Fourth-quarter net sales of $805.0 million increased 7.5%; organic growth was 3.3%.
•Fourth-quarter diluted earnings per share (EPS) of $1.82 increased 2.2%.
•Fourth-quarter Adjusted-diluted EPS of $2.04 increased 12.1%.

•Full-year net sales of $3.074 billion increased 6.3%; organic growth was 4.3%.
•Full-year Diluted EPS of $6.79 increased 1.5%.
•Full-year Adjusted-diluted EPS of $7.29 increased 8.0%.
•Operating cash flow was $754.8 million, an increase of 15.5%. Capital expenditures were $285.9 million. Free cash flow (defined as operating cash flow less capital expenditures) was $468.9 million, an increase of 69.6%.
•During 2025, the Company repurchased 552,593 shares for $134.0 million at an average share price of $242.55 under its share repurchase programs.

“Our strong finish to 2025 was a result of the team’s relentless execution of our growth strategy,” said Eric M. Green, West’s President, Chief Executive Officer and Chair of the Board. “Our performance in the quarter was led by our High-Value Product Components business in our Proprietary Products Segment, enabling us to deliver double-digit adjusted earnings per share growth. We expect positive momentum to continue in 2026, which will be a key year of execution and operational excellence to drive sustainable growth and create value for our patients, customers and shareholders.”

Proprietary Products Segment
Fourth-quarter net sales of $661.8 million grew by 7.8% and increased 3.6% on an organic basis.
•High-Value Product (“HVP”) Components net sales of $389.8 million increased 20.3% and grew 15.1% on an organic basis driven by strength in Westar® and Envision® products. HVP Components accounted for 48% of total company net sales in the quarter.

•HVP Delivery Devices net sales of $110.4 million decreased by 16.9%, and were down 18.1% on an organic basis, driven by the previously disclosed non-recurring incentive fee of $25 million earned in the fourth quarter of 2024. HVP Delivery Devices accounted for 14% of total company net sales in the quarter.
•Standard Products net sales of $161.6 million increased by 3.0%, but declined 1.7% on an organic basis. Standard Products accounted for 20% of total company net sales this quarter.

Contract-Manufactured Products Segment
Fourth-quarter 2025 net sales increased by 6.2% to $143.2 million, while organic net sales grew 1.9%. Segment performance was driven by growth in self-injection devices for obesity and diabetes, partially offset by a continued decrease in sales of healthcare diagnostic devices. Contract Manufacturing accounted for 18% of total company net sales in the quarter.

Introducing Full-Year and First-Quarter 2026 Financial Guidance
•Full-year 2026 net sales are expected to be in a range of $3.215 billion to $3.275 billion, which assumes a mid-year 2026 close for the sale of SmartDose 3.5ml to AbbVie.
◦Reported growth is expected to be between 4.6% and 6.5% while organic net sales growth is expected to be approximately 5% to 7%.
◦Net sales guidance includes an estimated full-year 2026 benefit of 2 percentage points based on current foreign currency exchange rates.
◦SmartDose® 3.5mL generated $55 million in revenues in the second half of 2025. These revenues are excluded to calculate our full-year 2026 organic revenue growth guidance.
•Full-year 2026 adjusted-diluted EPS is expected to be in a range of $7.85 to $8.20, representing growth of 7.7% to 12.5%.
•Full-year 2026 capital expenditures are expected to be in the range of $250 million to $275 million.

•First-quarter 2026 net sales are expected to be in the range of $770 million to $790 million, representing reported growth of 10.3% to 13.2% and organic growth of 4.6% to 7.4%.
•First-quarter adjusted-diluted EPS is expected to be in the range of $1.65 to $1.70, up 13.0% to 16.4%.

Fourth-Quarter and Full-Year 2025 Conference Call
Management will host a conference call at 8 a.m. EDT today. The live webcast can be accessed in the “Investors” section of the Company's website at https://investor.westpharma.com.
To participate in the Q&A portion of the conference call, please register in advance at https://register-conf.media-server.com/register/BIddf085f5668a414e81986e71c1dc1085.
Registered telephone participants will receive the dial-in number along with a unique PIN number that will enable them to ask questions on the call.
An accompanying slide presentation will be posted in the “Investors” section of the Company's website.
A replay of the webcast will be available on the Company's website for approximately 90 days after the event.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com

About West
West Pharmaceutical Services, Inc. is a leading provider of innovative, high-quality injectable solutions and services. As a trusted partner to established and emerging drug developers, West helps ensure the safe, effective containment and delivery of life-saving and life-enhancing medicines for patients. With over 10,000 team members across 50 sites including 25 manufacturing facilities worldwide, West helps support our customers by delivering over 41 billion components and devices each year. Headquartered in Exton, Pennsylvania, West in its fiscal year 2025 generated $3.07 billion in net sales. West is traded on the New York Stock Exchange (NYSE: WST) and is included in the Standard & Poor's 500 index. For more information, visit www.westpharma.com.
All trademarks and registered trademarks used in this release are the property of West Pharmaceutical Services, Inc. or its subsidiaries, in the United States and other jurisdictions, unless otherwise noted.
Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.
Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-U.S. GAAP Financial Measures
This release contains certain financial measures outside of generally accepted accounting principles (“U.S. GAAP”), including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. GAAP and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025		2024		2025		2024
Net sales	$805.0	100%	$748.8	100%	$3,074.1	100%	$2,893.2	100%
Cost of goods and services sold	501.1	62	475.2	63	1,970.1	64	1,894.7	65
Gross profit	303.9	38	273.6	37	1,104.0	36	998.5	35
Research and development	21.8	3	18.5	3	74.3	2	69.1	2
Selling, general and administrative expenses	107.0	14	85.3	12	393.6	13	338.5	12
Other expense (income), net	18.5	2	10.2	1	51.2	2	21.0	1
Operating profit	156.6	19	159.6	21	584.9	19	569.9	20
Interest (income) expense, net	(5.3)	(1)	(5.6)	(1)	(17.0)	(1)	(16.6)	—
Other nonoperating expense (income)	0.4	—	0.3	—	1.0	—	1.0	—
Income before income taxes and equity in net income of affiliated companies	161.5	20	164.9	22	600.9	20	585.5	20
Income tax expense	33.3	4	36.8	4	121.6	4	107.5	4
Equity in net income of affiliated companies	(3.9)	—	(2.0)	—	(14.4)	—	(14.7)	(1)
Net income	$132.1	16%	$130.1	18%	$493.7	16%	$492.7	17%

Net income per share:
Basic	$1.83		$1.79		$6.83		$6.75
Diluted	$1.82		$1.78		$6.79		$6.69

Average common shares outstanding	72.3		72.7		72.3		73.0
Average shares assuming dilution	72.7		73.3		72.7		73.7

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales:	2025	2024	2025	2024
Proprietary Products	$661.8	$613.9	$2,492.1	$2,334.5
Contract-Manufactured Products	143.2	134.9	582.0	558.7
Consolidated Total	$805.0	$748.8	$3,074.1	$2,893.2

Gross Profit:
Proprietary Products	$285.7	$250.7	$1,008.2	$900.5
Contract-Manufactured Products	18.2	22.9	95.8	98.0
Gross Profit	$303.9	$273.6	$1,104.0	$998.5
Gross Profit Margin	37.8%	36.5%	35.9%	34.5%

Operating Profit (Loss):
Proprietary Products	$189.7	$162.3	$657.2	$577.8
Contract-Manufactured Products	9.8	16.2	63.4	72.3
Stock-based compensation expense	(6.7)	(4.3)	(23.8)	(18.7)
General corporate costs	(36.2)	(14.6)	(111.9)	(61.5)
Reported Operating Profit	$156.6	$159.6	$584.9	$569.9
Reported Operating Profit Margin	19.5%	21.3%	19.0%	19.7%

Unallocated items	15.4	3.2	37.5	2.9
Adjusted Operating Profit	$172.0	$162.8	$622.4	$572.8
Adjusted Operating Profit Margin	21.4%	21.7%	20.2%	19.8%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)
Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended December 31, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$156.6	$33.3	$132.1	$1.82
Unallocated items:
Restructuring and other charges (1)	1.4	(2.1)	3.4	0.05
SmartDose® 3.5mL sale (2)	8.4	1.9	6.5	0.09
Cost-method investment activity (3)	4.5	—	4.5	0.06
Amortization of acquisition-related intangible assets (4)	—	—	0.5	0.01
Other	1.1	0.3	0.8	0.01
Adjusted (Non-U.S. GAAP)	$172.0	$33.4	$147.8	$2.04

Twelve Months ended December 31, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$584.9	$121.6	$493.7	$6.79
Unallocated items:
Restructuring and other charges (1)	23.3	0.9	22.4	0.31
SmartDose® 3.5mL sale (2)	8.4	1.9	6.5	0.09
Cost-method investment activity (3)	4.5	—	4.5	0.06
Amortization of acquisition-related intangible assets (4)	0.2	—	2.0	0.03
Other	1.1	0.3	0.8	0.01
Adjusted (Non-U.S. GAAP)	$622.4	$124.7	$529.9	$7.29

Three Months ended December 31, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$159.6	$36.8	$130.1	$1.78
Unallocated items:
Restructuring and other charges (1)	3.0	0.7	2.3	0.03
Amortization of acquisition-related intangible assets (4)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$162.8	$37.5	$133.1	$1.82

Twelve Months ended December 31, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$569.9	$107.5	$492.7	$6.69
Unallocated items:
Restructuring and other charges (1)	2.1	0.4	1.7	0.02
Amortization of acquisition-related intangible assets (4)	0.8	0.1	2.8	0.04
Adjusted (Non-U.S. GAAP)	$572.8	$108.0	$497.2	$6.75
(1)During the three and twelve months ended December 31, 2025, the Company recorded pre-tax charges of $1.4 million and $23.3 million, respectively, related to our two existing restructuring programs: (i) 0.9 million and $18.4 million in the three and twelve months ended December 31, 2025, respectively, within other expense (income), related to severance, acceleration of depreciation and lease costs in connection with the Company's January 2025 restructuring plan and (ii) $0.5 million and $4.9 million in the three and twelve months ended December 31, 2025, respectively, within selling, general and administrative expenses, for professional services relating to our 2024 plan to optimize the legal structure of the Company and its subsidiaries. In addition, we recorded income tax charges of $2.3 million and $4.9 million during the three and twelve months ended December 31, 2025, respectively, related primarily to withholding tax and capital gains incurred in executing our plan to optimize our legal structure. During the three and twelve months ended December 31, 2024, the Company recorded expense to restructuring and other charges of $3.0 million and $2.1 million, respectively. The net expense represents the impact of two items, the first of which is an expense $3.0 million and $4.6 million during the three and twelve months ended December 31, 2024, respectively, recorded within selling, general and administrative expenses in connection with a plan to optimize the legal structure of the Company and its subsidiaries. The expense consisted primarily of consulting fees, legal expenses, and other one-time costs directly attributable to this plan. This expense was partially offset by a $2.5 million benefit in the twelve months ended December 31, 2024 recorded within other expense (income) related to revised severance estimates in connection with the Company's 2022 restructuring plan.
(2)During the three and twelve months ended December 31, 2025, the Company recorded charges of $8.4 million related to the Company's agreement to sell its SmartDose® 3.5mL On-Body Delivery System and associated facilities to AbbVie. The Company recorded $6.2 million of the charges within other expense (income), related to severance and lease impairment charges in connection with the sale agreement. The Company recorded the remaining $2.2 million within selling, general and administrative expenses, relating to professional services in connection with the sale agreement.
(3)During the three and twelve months ended December 31, 2025, the Company recorded cost-method investment impairment charges of $4.5 million within other expense (income).
(4)During the three and twelve months ended December 31, 2025 and 2024, the Company recorded $0.0 million and $0.2 million, and $0.2 million and $0.8 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and twelve months ended December 31, 2025 and 2024, the Company recorded $0.5 million and $1.8 million, and $0.5 million and $2.1 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)
Reconciliation of Reported Net Sales to Organic Net Sales by Segment(5)

Three Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
Proprietary Products	$661.8	$613.9	7.8%	4.2%	3.6%
Contract-Manufactured Products	143.2	134.9	6.2%	4.3%	1.9%
Total	$805.0	$748.8	7.5%	4.2%	3.3%

Twelve Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
Proprietary Products	$2,492.1	$2,334.5	6.8%	2.0%	4.8%
Contract-Manufactured Products	582.0	558.7	4.2%	2.1%	2.1%
Total	$3,074.1	$2,893.2	6.3%	2.0%	4.3%
Reconciliation of Proprietary Products Segment Organic Net Sales by Product Category(5)

Three Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
HVP Components	$389.8	$324.1	20.3%	5.2%	15.1%
HVP Delivery Devices	110.4	132.9	(16.9)%	1.2%	(18.1)%
Standard Products	161.6	156.9	3.0%	4.7%	(1.7)%
Total Proprietary Products	$661.8	$613.9	7.8%	4.2%	3.6%

Twelve Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
HVP Components	$1,451.0	$1,305.0	11.2%	2.3%	8.9%
HVP Delivery Devices	406.4	404.5	0.5%	0.8%	(0.3)%
Standard Products	634.7	625.0	1.6%	1.9%	(0.3)%
Total Proprietary Products	$2,492.1	$2,334.5	6.8%	2.0%	4.8%

Reconciliation of Proprietary Products Segment Organic Net Sales by Market Group(5)

Three Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
Biologics	$340.4	$305.2	11.5%	4.2%	7.3%
Pharma	191.5	181.6	5.5%	5.2%	0.3%
Generics	129.9	127.1	2.2%	2.8%	(0.6)%
Total Proprietary Products	$661.8	$613.9	7.8%	4.2%	3.6%

Twelve Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
Biologics	$1,226.5	$1,116.6	9.8%	2.1%	7.7%
Pharma	753.1	712.4	5.7%	2.3%	3.4%
Generics	512.5	505.5	1.4%	0.8%	0.6%
Total Proprietary Products	$2,492.1	$2,334.5	6.8%	2.0%	4.8%
Reconciliation of Reported Net Sales to Organic Net Sales by Geography(5)

Three Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
Americas	$358.6	$354.8	1.1%	0.4%	0.7%
Europe, Middle East, Africa	370.2	323.0	14.6%	9.5%	5.1%
Asia Pacific	76.2	71.0	7.3%	(1.0)%	8.3%
Total	$805.0	$748.8	7.5%	4.2%	3.3%

Twelve Months ended December 31,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (5)
	2025	2024
Americas	$1,422.5	$1,311.9	8.4%	(0.2)%	8.6%
Europe, Middle East, Africa	1,387.9	1,323.5	4.9%	4.7%	0.2%
Asia Pacific	263.7	257.8	2.3%	(1.5)%	3.8%
Total	$3,074.1	$2,893.2	6.3%	2.0%	4.3%

(5)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)
Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2025 Actual	2026 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$6.79	$7.79 to $8.14	14.7% to 19.9%
Restructuring and other charges	0.31	0.04
SmartDose® 3.5mL sale	0.09	—
Cost-method investment activity	0.06	—
Amortization of acquisition-related intangible assets	0.03	0.02
Other	0.01	—
Adjusted-diluted EPS (Non-U.S. GAAP)	$7.29	$7.85 to $8.20	7.7% to 12.5%
Notes:
See “Introducing Full-Year and First-Quarter 2026 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

WEST PHARMACEUTICAL SERVICES
CONSOLIDATED BALANCE SHEETS

(in millions, except per share data)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$791.3	$484.6
Accounts receivable, net	574.4	552.5
Inventories	443.9	377.0
Other current assets	168.6	124.0
Total current assets	1,978.2	1,538.1
Property, plant and equipment	3,223.4	2,985.8
Less: accumulated depreciation and amortization	1,497.0	1,404.2
Property, plant and equipment, net	1,726.4	1,581.6
Operating lease right-of-use assets	117.0	104.5
Investments in affiliated companies	212.3	202.1
Goodwill	109.9	106.0
Intangible assets, net	7.7	10.8
Deferred income taxes	38.4	26.0
Other noncurrent assets	80.1	74.3
Total Assets	$4,270.0	$3,643.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	253.7	239.3
Accrued salaries, wages and benefits	135.9	73.5
Income taxes payable	28.1	31.5
Operating lease liabilities	22.7	17.9
Other current liabilities	214.5	188.2
Total current liabilities	654.9	550.4
Long-term debt	202.8	202.6
Deferred income taxes	23.0	20.5
Pension and other postretirement benefits	29.0	28.2
Operating lease liabilities	95.6	81.8
Deferred compensation benefits	13.5	15.4
Other long-term liabilities	75.2	62.2
Total Liabilities	1,094.0	961.1

Commitments and contingencies (Note 18)

Equity:
Preferred stock, 3.0 million shares authorized; 0.0 shares issued and outstanding in 2025 and 2024	—	—
Common stock, par value $0.25 per share; 200 million shares authorized; shares issued: 75.3 million in 2025 and 2024; shares outstanding: 72.0 million and 72.3 million in 2025 and 2024	18.8	18.8
Capital in excess of par value	—	22.1
Retained earnings	4,374.9	3,956.6
Accumulated other comprehensive loss	(105.5)	(258.1)
Treasury stock, at cost (3.3 million and 3.0 million shares in 2025 and 2024)	(1,112.2)	(1,057.1)
Total Equity	3,176.0	2,682.3
Total Liabilities and Equity	$4,270.0	$3,643.4

WEST PHARMACEUTICAL SERVICES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$493.7	$492.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	168.6	151.8
Amortization	2.8	3.6
Stock-based compensation	23.8	18.7
Non-cash restructuring charges	5.4	—
Asset impairments	11.7	7.3
Deferred income taxes	(13.7)	(3.5)
Pension and other retirement plans, net	0.6	(2.0)
Equity in undistributed earnings of affiliates, net of dividends	(10.5)	(13.4)
Other, net	(7.4)	(4.7)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	6.9	(58.8)
(Increase) decrease in inventories	(62.8)	42.0
(Increase) decrease in other current assets	9.7	(5.8)
Increase in accounts payable	17.9	2.9
Changes in other assets and liabilities	108.1	22.6
Net cash provided by operating activities	754.8	653.4
Cash flows from investing activities:
Capital expenditures	(285.9)	(377.0)
Other, net	—	(1.7)
Net cash used in investing activities	(285.9)	(378.7)
Cash flows from financing activities:
Borrowings of long-term debt	—	164.7
Repayments of long-term debt	—	(169.0)
Principal repayments on finance leases	(1.1)	(23.3)
Dividend payments	(61.2)	(59.1)
Excise tax payments	(4.2)	(2.0)
Proceeds from stock-based compensation awards	11.3	25.5
Employee stock purchase plan contributions	6.9	7.2
Shares purchased under share repurchase programs	(134.0)	(560.9)
Shares repurchased for employee tax withholdings	(2.8)	(5.7)
Net cash used in financing activities	(185.1)	(622.6)
Effect of exchange rates on cash	22.9	(21.4)
Net increase (decrease) in cash and cash equivalents	306.7	(369.3)
Cash, including cash equivalents at beginning of period	484.6	853.9
Cash, including cash equivalents at end of period	$791.3	$484.6

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$0.3	$0.5
Income taxes paid, net	$125.2	$71.4
Accrued capital expenditures	$37.9	$53.0
Dividends declared, not paid	$15.8	$15.2